Exhibit 10.1

FORWARD PURCHASE AGREEMENT Confirmation SECOND AMENDMENT

THIS FORWARD PURCHASE AGREEMENT CONFIRMATION SECOND AMENDMENT, dated as of January 8, 2024 (this “Amendment”), is entered into by and among (i) Meteora Capital Partners, LP (“MCP”) (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”) and (iii) Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively as “Seller”) and (v) NKGen Biotech, Inc., a Delaware corporation (“NKGN” and formerly known as Graf Acquisition Corp. IV, a Delaware corporation).

Reference is hereby made to the OTC Equity Prepaid Forward Transaction, dated as of September 22, 2023 (the “Confirmation”), and the Forward Purchase Agreement Confirmation Amendment, dated as of December 26, 2023 (as amended from time to time, the “Amendment”), by and among Seller, NKGN and NKGen Operating Biotech, Inc. (“Target” and formerly known as NKGen Biotech, Inc., a Delaware corporation and now a wholly-owned subsidiary of NKGN). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

On September 29, 2023, NKGN and Target completed the Business Combination, and accordingly, the Seller delivered a Pricing Date Notice to commence the Transaction.

1.	Amendment: The parties hereto agree to amend the Confirmation as follows:

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d. The Section titled “Prepayment Shortfall” shall be deleted in its entirety and replaced with the following:

Prepayment Shortfall:	An amount in USD equal to 0.50% of the product of (i) the Recycled Shares multiplied by (ii) the Initial Price (the “Initial Shortfall”); provided that Seller shall pay 0.50% of the product of (i) the Recycled Shares multiplied by (ii) the Initial Price of the Prepayment Shortfall to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount) and, at the request of Counterparty, an additional Prepayment Shortfall of $500,000 in cash (the “Future Shortfall”), with such request being made by no later than 5:00pm EST on December 26, 2023, after which the option will expire and, at the request of Counterparty, an additional Prepayment Shortfall of $500,000 in cash (the “Second Future Shortfall”), with such request being made by no later than 5:00pm EST on January 2, 2024, after which the option will expire.

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2.      Non-Reliance. Seller acknowledges and agrees that NKGN is in possession of non-public information about NKGN and its securities that has not been provided to Seller and that may or may not be material or superior to information available to Seller, and that Seller, in entering into this Amendment, has not relied and is not relying on any representations, warranties or other statements whatsoever, whether written or oral (from or by NKGN or any Person acting on their behalf) other than those expressly set out in this Amendment (or other related documents referred to herein) and that it will not have any right or remedy rising out of any representation, warranty or other statement not expressly set out in this Amendment or the Confirmation. Seller hereby waives any claim, or potential claim, it has or may have against NKGN and its officers and directors relating to NKGN’s possession of material non-public information.

3.      No Other Amendments. All other terms and conditions of the Confirmation and prior Amendments shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Second Amendment were included therein by way of addition or substitution, as the case may be.

4.      Execution in Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

5.      Ratification. The terms and provisions set forth in this Second Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation and prior Amendments, as amended by this Second Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

6.      THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

METEORA STRATEGIC CAPITAL, LLC;

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP; AND
METEORA CAPITAL PARTNERS, LP

By:	/s/ Vik Mittal
Name: Vik Mittal
Title: Managing Member

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song
Name: Paul Y. Song
Title: Chief Executive Officer